Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138070) of Vanda Pharmaceuticals Inc. and Subsidiary of our report dated March 16, 2007 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP
McLean, VA
March 16, 2007